UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 26, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR THE FILING OF FORM 8-K/A

This Form 8-K/A is filed as an amendment to a Current Report on Form 8-K filed on March 26, 2015 by MagneGas Corporation (the “Company”) regarding a term sheet (the “Term Sheet”) with two confidential parties for a tri-party joint venture implemented through a limited liability company to engage in the worldwide testing, development, and pursuit of the co-combustion of MagneGas™ with coal and coal by-products in the electric power plant industry. An extension of the time for an independent agency to verify that the co-combustion technology works was signed on December 26, 2015 (the “Extension”). This amendment is being filed for the purpose of describing the Extension.

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2015, the Company finalized the Term Sheet. The Company and the two confidential parties each own one-third of a Delaware limited liability company (the “JV LLC”) that is engaged in the worldwide testing, development, and pursuit of the co-combustion of MagneGas™ with coal and coal by-products in the electric power plant industry. The Term Sheet expires on December 31, 2015 unless the three parties agree to extend the term.

During the week of December 14, the JV LLC successfully tested the co-combustion technology internally.

On December 26, 2015, the parties agreed to extend the Term Sheet until December 31, 2016. The Extension allows the parties to attain verification by an independent agency of the co-combustion technology by December 31, 2016.

The foregoing description of the Extension does not purport to be a complete description of all of the terms of the Extension and is qualified in its entirety by reference to the full text of the Extension, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: December 30, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer